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                                                                   Exhibit 10.16

                         PLEDGE AND SECURITY AGREEMENT

          In order to induce SC CORPORATION, a Delaware corporation ("SC") to accept from WIGS, L.P., a Delaware limited partnership ("Pledgor") a promissory note from Pledgor to SC, dated the date hereof, in the original principal amount of $147,583 (the "Note"), as partial consideration for SC's issuance to Pledgor of 26,051 shares of its common stock, par value $.01 per share (the "Common Shares"), 675 shares of its preferred stock, par value $100 per share (the "Preferred Shares") , and SC Corporation Subordinated Notes in aggregate principal amount of $110,406 (the "Subordinated Notes" and, together with the Common Shares and the Preferred Shares, the "Securities"), pursuant to the terms of a Debtor Securities Purchase Agreement, dated the date hereof, by and among SC, Pledgor and other signatories thereto (the "Debtor Securities Purchase Agreement"), and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto enter into this Pledge and Security Agreement (the "Agreement") and agree as follows:

          1.   Pledge.  (a)  As collateral security for the due payment of (i)
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all of the Pledgor's obligations under the Note, whether at the stated maturity, by acceleration or otherwise, (ii) the reasonable expenses of SC of holding, preparing for sale, selling or otherwise disposing or realizing on the Collateral (as hereinafter defined), (iii) the expenses of SC of any exercise of its rights hereunder or under the Note (together with reasonable attorneys' fees and court costs) after an Event of Default under the Note shall have occurred and be continuing (the "Secured Obligations"), Pledgor hereby pledges, transfers and assigns to SC and grants SC a security interest in the following (collectively, defined as the "Collateral"): (i) 18,365 of the Common Shares
(the "Pledged Common Shares") and 490 of

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the Preferred Shares (the "Pledged Preferred Shares") (including and together with any and all cash, instruments and other property and assets from time to time received as dividends (liquidating, stock or otherwise) and distributions (including distributions or exchanges in connection with any reorganization or recapitalization of SC, including any merger or stock split) with respect to the Pledged Common or Pledged Preferred Shares) and (ii) $80,186 in aggregate principal amount of the Subordinated Notes (the "Pledged Subordinated Notes" and, together with the Pledged Common and Pledged Preferred Shares, the "Pledged Securities"), including any and all principal, interest, cash, instruments and other property and assets from time to time received or receivable or otherwise distributed in respect of or in exchange for the Pledged Subordinated Notes. SC acknowledges receipt of the Pledged Securities and undated stock and note powers with respect thereto duly executed in blank by the Pledgor.

          (b) The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Note or any other instrument or agreement referred to herein or therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (c) any furnishing of any additional security to SC or its assignee or any acceptance thereof or any release of any security by SC or its assignee;
(d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part,

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of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

          2.   Voting Powers.  Unless and until an Event of Default under the
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 Note shall occur and be continuing, Pledgor shall retain and be entitled to exercise all voting and consensual powers pertaining to the Collateral or any part thereof. Upon the occurrence and during the continuance of an Event of Default under the Note, SC shall have the right to transfer to or to register in its name or the names of any of its nominees any of the Collateral.

          3.   Distributions on Collateral.  All dividends, interest, payments
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of principal or other distributions of any kind paid or made with respect to the Collateral, including in exchange for the Collateral, shall be paid or made to SC, together, if applicable, with appropriate assignments thereof in blank duly executed by Pledgor, and shall be subject to the security interest granted hereunder until such time as the Note shall have been paid in full;
provided, however, that any and all dividends, interest, payments of principal
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 or other distribution of any kind paid or made in cash shall be applied by
Pledgor to the prepayment of principal, together with accrued interest on the amount prepaid to the date of prepayment, pursuant to the terms of the Note.

          4.   Rights and Remedies.  (a)  In the event an Event of Default
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occurs under the Note or the Pledgor shall default in respect of Pledgor's obligations to SC described in Section 1, then, in such event, SC may exercise in respect of the Collateral, in

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addition to other rights and remedies provided for herein or otherwise available to SC, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and SC may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of SC's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as SC may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. SC shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. SC may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In the event of a transfer of Collateral to SC, SC shall be the sole owner of the Collateral for all purposes.

               (b) All rights and remedies hereunder are in addition to whatever other rights SC may otherwise have against Pledgor, and no exercise of any such rights or remedies shall be deemed to preclude the exercise of any other rights or remedies.

          5.  No recourse.  None of the partners of Pledgor shall be, directly
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or indirectly, personally liable for the obligations of Pledgor under this
Agreement, nor does the signature of any of them that appears hereon bind them personally. Any payments to be made by Pledgor under this Agreement are to be made only out of the funds of Pledgor, and SC shall look for such payment only to the funds of Pledgor exclusive of any obligation to make a contribution by any partner of Pledgor.

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          6.  Assurances with respect to Merger.  The parties hereto acknowledge
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that they are parties to that certain Shareholders' Agreement, dated the date hereof, by and among SC, the Pledgor and the other shareholders of SC signatories thereto (the "Shareholders' Agreement"). In the event that the merger (the "Merger") of Wigs by Paula, Inc., a Massachusetts corporation ("Wigs"), into SC, as contemplated by the Shareholders' Agreement occurs, (i) SC agrees that it will promptly execute and deliver all further instruments and documents, including any endorsements or assignments, and take all further action that may be necessary or desirable to release the Pledged Securities from the lien created hereunder and to effect the transfer of such Pledged Securities to whoever is meant to receive them pursuant to the terms of the Merger, and
(ii) Pledgor agrees that whatever consideration it receives in exchange for the Pledged Securities pursuant to the terms of the Merger shall be considered Collateral hereunder, and that it will promptly execute and deliver all further instruments and documents, including any endorsements or assignments, and take all further action that may be necessary or desirable to deliver such Collateral to SC, and to enable SC to exercise and enforce its rights and remedies hereunder with respect to such Collateral.

          7.  General Provisions.
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          a.  Entire Agreement.  This Agreement, the Note and the other
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agreements and instruments referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof.

          b.  Amendment.  This Agreement may be amended, modified or revoked
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only by written instrument signed by each party hereto.

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          c.   Successors.  This Agreement shall be binding upon the Pledgor and
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its  successors and assigns.  This Agreement shall not be assignable or otherwise transferable by Pledgor without the prior written consent of SC. This Agreement shall inure to the benefit of SC and its successors and assigns. SC may assign or pledge this Agreement and the Note at will, and the parties hereto acknowledge that SC may pledge this Agreement and the Note as collateral security for loans to be made under a credit agreement between SC and Banque Nationale de Paris, New York Branch, as agent for certain lenders named therein.

           d.  Notices.  Any notices required or permitted to be given under
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this Agreement shall be in writing and delivered by personal delivery, by overnight mail service, postage prepaid, or by facsimile transmission, and shall be effective upon the date of delivery, if personally delivered, or one (1) day after being sent by overnight mail service or facsimile transmission, and properly addressed to the parties at the following addresses, or at such other address as may be designated by such party by notice to the other parties.


                                 If to SC:

                                 Steven L. Bock
                                 SC Corporation
                                 Six Landmark Square
                                 Fourth Floor
                                 Stamford, CT 06901-2792

                                 With a copy to:

                                 Paul S. Pearlman, Esq.
                                 Kramer, Levin, Naftalis, Nessen,
                                  Kamin & Frankel
                                 919 Third Avenue
                                 New York, New York  10022

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                                 If to Wigs, L.P.:

                                 Arthur D. Kowaloff
                                 Wigs, L.P. c/o
                                 Patricof & Co. Capital Corp.
                                 445 Park Avenue, 11th Floor
                                 New York, NY 10022

                                 With a copy to:

                                 Lawrence G. Goodman, Esq.
                                 Shereff, Friedman, Hoffman & Goodman
                                 919 Third Avenue
                                 New York, NY 10022

          e.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument binding on all of the parties.

          f.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of New York without regard to choice of law principles.

          g.  Severability.  If any of the provisions of this Agreement shall be
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invalid, void or for any reason unenforceable, the other provisions of the
Agreement shall not be affected and the Agreement shall be construed as if such invalid, void or unenforceable provisions were omitted.

          h.  Waiver.  Any provision of this Agreement may be waived upon the
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written consent of each party hereto.  The failure of any party hereto at any time or times to require performance of any provisions hereto shall in no manner affect such party's right at a later time to enforce the same provision. Any waiver by any party of the breach of any provision contained in this Agreement in any one or more instances shall not be deemed to be a waiver of any other breach of the same provision or any other provision contained herein.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of November ___, 1994.


                                 SC CORPORATION

                                 By:______________________________
                                    Name:
                                    Title:



                                 WIGS, L.P.


                                 By:_________________________________
                                    Name:
                                    Title:

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